Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 9, 2007 relating to the consolidated financial statements and financial statement schedule as of and for the year ended December 31, 2006 of LogicVision, Inc., which appears in LogicVision, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ BURR, PILGER & MAYER LLP

Burr, Pilger & Mayer LLP
Palo Alto, California
May 21, 2007